SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

CRITICAL PATH, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

     On or about June 17, 2004, Critical Path, Inc. sent the following letters to its shareholders:

[Letterhead of Critical Path, Inc.]

Dear Shareholder:

If you have not done so already, I am writing to urge you to vote at our special meeting now scheduled to be held on July 2, 2004. The special meeting was originally scheduled for June 11, 2004, but the meeting was adjourned because the Company did not receive votes from enough shareholders to conduct the meeting.

We wanted to take this opportunity to communicate to you the importance of the matters submitted for your approval at the special meeting. Shareholder approval of each of the proposals will allow the Company to:

•	retire approximately $77.3 million of debt, significantly reducing our outstanding debt;

•	proceed with the rights offering to raise an additional $21 million; and

•	offer our common shareholders the right to purchase Series E Preferred Stock in the rights offering on the same terms as were offered to institutional investors in our recent private transactions.

We believe these transactions are important not only to improve the Company’s future liquidity but also to improve customer and vendor perception of us. Your vote is very important to us and we urge you to vote in favor of these proposals.

We encourage you to carefully consider the information presented in the Critical Path proxy, dated May 5, 2004, which contains a complete description of the matters being submitted for your approval.

If you have not yet voted, please vote by one of the following methods:

(1)	by telephone by calling 1-888-728-8839 and providing the company number and control number from the enclosed proxy card;

(2)	by internet at www.computershare.com/us/proxy and providing the company number and control number from the enclosed proxy card;

(3)	by completing and returning the enclosed proxy card in accordance with the instructions included in your proxy materials; or

(4)	by attending the special meeting.

For more information on how to vote or to obtain a copy of the proxy or the voting materials, please contact Georgeson Shareholder Communications Inc. at (800) 843-1451 (toll-free) or (212) 440-9800 (call collect) from 9 a.m. to 11 p.m., New York City time, Monday through Friday, and from 10:00 a.m. to 4:00 p.m., New York City time, on Saturday.

Sincerely,

/s/ Mark J. Ferrer

Mark J. Ferrer Chief Executive Officer

[Letterhead of Critical Path, Inc.]

Dear Shareholder:

If you have not done so already, I am writing to urge you to vote at our special meeting now scheduled to be held on July 2, 2004. The special meeting was originally scheduled for June 11, 2004, but the meeting was adjourned because the Company did not receive votes from enough shareholders to conduct the meeting.

We wanted to take this opportunity to communicate to you the importance of the matters submitted for your approval at the special meeting. Shareholder approval of each of the proposals will allow the Company to:

•	retire approximately $77.3 million of debt, significantly reducing our outstanding debt;

•	proceed with the rights offering to raise an additional $21 million; and

•	offer our common shareholders the right to purchase Series E Preferred Stock in the rights offering on the same terms as were offered to institutional investors in our recent private transactions.

We believe these transactions are important not only to improve the Company’s future liquidity but also to improve customer and vendor perception of us. Your vote is very important to us and we urge you to vote in favor of these proposals.

We encourage you to carefully consider the information presented in the Critical Path proxy, dated May 5, 2004, which contains a complete description of the matters being submitted for your approval.

If you have not yet voted, please vote by one of the following methods:

(1)	by telephone using the toll-free number which appears on the top left corner of your enclosed Voting Instruction Form;

(2)	by internet at www.proxyvote.com and entering your 12-digit control number located on your Voting Instruction Form;

(3)	by completing and returning your enclosed Voting Instruction Form; or

(4)	by attending the special meeting.

For more information on how to vote or to obtain a copy of the proxy or the voting materials, please contact Georgeson Shareholder Communications Inc. at (800) 843-1451 (toll-free) or (212) 440-9800 (collect) from 9 a.m. to 11 p.m., New York City time, Monday through Friday, and from 10:00 a.m. to 4:00 p.m., New York City time, on Saturday.

Sincerely,

/s/ Mark J. Ferrer

Mark J. Ferrer Chief Executive Officer